Exhibit 99.1

Biodiesel – Fueling A Better Future
June 2009 Newsletter
Volume 5, Number 3

MESSAGE from the BOARD of DIRECTORS
The Board of Directors has been involved for eleven months in a process of studying the future of Western Iowa Energy, LLC (“WIE”) and trying to determine the best direction for this company’s future. We have reviewed the present fragmented system of Renewable Energy Group, Inc.’s (“REG”) management, procurement of supplies, marketing of finished product, scheduling, accounting assistance and other oversight. We have also reviewed WIE’s role of production, quality control, scheduling of shipments, marketing oversight, researching new raw products and future capital investments. We have studied a marketing strategy of all-out production versus a strategy of producing based upon market demand.
As we made projections into the future, it became clearer to us that a stand-alone production plant may not be the best investment for our unit holders, as margins are being squeezed to near break-even levels or less. At this point, we began to discuss WIE’s options. We studied the option of developing our own management, procurement, marketing, and other operational personnel. We employed a firm to test the world market to develop potential buyer(s) for WIE without any success. Concurrently, we attempted to evaluate the potential value of WIE. After all of this study, we evaluated an offer made by REG that provides for the consolidation of the two companies and two other biodiesel producers. WIE employed Houlihan, Smith & Company to evaluate the fairness of the REG offer, which amounted to 13.4% of REG’s total outstanding stock. Houlihan stated the offer made by REG is “fair from a financial point of view to the shareholders of the company.”
As a result of this information and based upon eleven months of study, repeated input from qualified consultants, and projections regarding the future of WIE, your board of directors voted unanimously to pursue unification with REG. In the proposed agreement, WIE unit holders are to receive stock in REG Newco, a new holding company formed by the proposed consolidation. WIE unit holders will receive approximately 1.89 percent of the outstanding preferred stock and 19.04 percent of the outstanding common stock of REG Newco. Your board believes this is a fair offer, and this offer will position WIE to be a larger player in the biodiesel industry in the years to come.
The board at WIE understands there are other companies involved in this transaction, but our attention is concentrated on the importance of WIE, and we are convinced this is the right direction for your company.
Informational Meeting
In conjunction with the announcement that Western Iowa Energy, LLC has entered into an asset purchase agreement with Renewable Energy Group, Inc. and two other related entities to consolidate its operations, it was stated that there will be one or more informational meetings during which opportunities will be provided for the unit holders to get answers to the questions they have. Before WIE can hold any meetings to discuss this proposal, REG must file a registration statement and other legal documents with the Securities and Exchange Commission. When that filing has been made, WIE can then schedule the first meeting. It is the desire of the management and the board of directors of WIE that the membership of WIE be provided sufficient time prior to the meeting to prepare their questions and to adjust their schedules. You will be notified as quickly as we can schedule the first meeting.

Questions & Answers Regarding WESTERN IOWA ENERGY LLC’s Proposed Consolidation With
RENEWABLE ENERGY GROUP, INC.
Q. What is happening?
A. Western Iowa Energy, LLC (“WIE”) has entered into an asset purchase agreement with Renewable Energy Group, Inc. (“Renewable Energy Group®” or “REG®”) and two other related entities to consolidate its operations with Renewable Energy Group® under a newly formed holding company. Renewable Energy Group® has entered into similar agreements with two other commercial-scale biodiesel plants: Central Iowa Energy, LLC (“CIE”), which operates a 30 MGY facility near Newton, Iowa, and Blackhawk Biofuels, LLC (“Blackhawk”), which operates a 45 MGY facility in Danville, Illinois.
The facilities represent an additional 105 million gallons per year (MGY) of wholly-owned production capacity which would allow the combined entity to better position itself to meet anticipated demand from the petroleum industry’s distillate fuel market.
It is anticipated that the ownership of the operations of all four companies will be consolidated in a new holding company to be named Renewable Energy Group, Inc. (referred to currently as “REG Newco”).
The consolidated company will be owned by the current members of WIE, CIE, and Blackhawk and the current shareholders of REG®. The closing of the business combination transaction involving WIE and REG is subject to approval by the unitholders of WIE and the shareholders of REG and to other conditions, including customary regulatory approvals. Although the goal is that the operations of each of the four companies will be consolidated into REG Newco, the closing of the transactions involving CIE and Blackhawk are not conditions to closing of the asset purchase transaction contemplated in the agreement executed by WIE and REG®.
Q. What is the value of the transaction?
A. This consolidation is a stock-only transaction with no cash changing hands. In consideration of the transaction, WIE will receive shares of Common Stock and Preferred Stock in REG Newco. These shares are expected to be distributed to WIE’s unitholders in connection with WIE’s dissolution following the closing of the transaction. Because none of the stock to be received in connection with the transaction trades on a securities exchange, it is difficult to calculate a value for the transaction. Current unitholders in WIE will become shareholders in REG Newco upon completion of the transaction.
Q. What is the process for completing the deal?
A. The asset purchase agreement was signed by WIE and REG® on May 11, 2009; REG® entered into similar agreements with CIE and Blackhawk on May 8, 2009 and May 11, 2009, respectively. Upon completion and approval of certain regulatory filings, a proxy statement will be sent to each unitholder and shareholder in WIE, CIE, Blackhawk and REG®. This proxy statement will provide detailed information about the proposed business combination transaction. Upon approval by the unitholders and shareholders of each of the four companies, we expect current investors in WIE, CIE, Blackhawk and REG® to become shareholders in REG Newco in late summer or early fall of 2009.
Current filings with the Securities and Exchange Commission (“SEC”) for WIE, CIE and Blackhawk can be found any time by visiting http://sec.gov and searching for a company’s respective name in the “Search” function. Direct links are:
WIE
http://www.sec.gov/Archives/edgar/data/1361312/000136231009007098/c85309e8vk.htm
CIE
http://www.sec.gov/Archives/edgar/data/1385952/000136231009007105/c85306e8vk.htm
Blackhawk
http://www.sec.gov/Archives/edgar/data/1370552/000110465909031600/a09-131801425.htm
REG® is not required to file reports with the SEC and, accordingly, no such public filings are available for REG® on the SEC’s website.
Q. What percentage of the new company will Western Iowa Energy, LLC own in the new company (REG Newco)?
A. Western Iowa Energy, LLC will receive 259,012 shares of Preferred Stock and 6,963,377 shares of Common Stock in REG Newco. It is expected that WIE will receive approximately 1.89% of the outstanding Preferred Stock and 19.04% of the outstanding Common Stock of REG Newco. Please see the enclosed document entitled “Attachment to Newco Disclosure Schedule 5.2(i)” (which is a schedule to the asset purchase agreement entered into between WIE and REG®) for information regarding the anticipated ownership of all of the shareholders of REG Newco. The shares of Common Stock and Preferred Stock received by WIE in the transaction are expected to be distributed to WIE’s unitholders in proportion to their current ownership percentages in WIE upon WIE’s dissolution, winding up and liquidation following the closing of the transaction.
Details of ownership percentage are also included in final purchase agreement document executed by WIE and REG®. Please refer to WIE’s filings on the SEC website (http://sec.gov) to review the full purchase agreement filed as an exhibit to WIE’s Form 10-Q filed for the quarter ended March 31, 2009. Final purchase agreement documents will also be mailed to you as part of the proxy statement process.

Q. Will these facilities continue to run?
A. Each of the plants owned by WIE, CIE and Blackhawk is capable of producing biodiesel at this time and REG has plans to maintain and improve operations at each facility involved in the transaction in order to meet demands of the diesel fuel market for biodiesel blends.
Q. Who are the current owners of REG?
A. REG is currently a privately held company whose investors include:
•	Bunge North America, a unit of soybean giant Bunge
•	ED&F Man, a large commodities trader based in London
•	Natural Gas Partners, a large private equity firm specializing in energy
•	US Renewables Group, a clean tech private equity fund with about $600 million under management.
•	West Central Cooperative, a grain trading firm in Iowa that originally spun out its Renewable Energy Group division in 2006
Q. Is REG now a public company? Where can I track the value of REG stock?
A. With the successful completion of this consolidation, a new holding company will be created to hold the businesses of WIE, CIE, Blackhawk and REG. That new holding company, which will be named Renewable Energy Group, Inc., will be a public company required to file reports with the SEC. The new holding company does not intend to seek public listing of stock until market conditions improve. Accordingly, you will not be able to track the value of the holding company’s stock on any stock exchange.
Q. Will shareholders of REG see dividends and/or distributions?
A. Renewable Energy Group is a growth stage company. Like most other growth stage companies REG® intends to reinvest its cash flows into its business to expand its customer base and offerings and grow its overall business.
Q. How will our facility be represented within REG?
A. Each of the three limited liability companies will be entitled to designate a director nominee to be elected to REG Newco’s board of directors until December 31, 2010 (or, if earlier, 180 days after the effective date of REG Newco’s initial public offering of common stock).
Q. Will this add to the value of the stock?
A. We believe this business combination transaction will position the new holding company to an unparalleled position in the biodiesel industry as a way to better meet the demands of the distillate market. In these tumultuous market times, it is difficult for any company to predict future market value. What we do know is this deal allows investors to diversify their biodiesel investments while streamlining complex decision making processes to better serve our customers’ needs.
Q. Why did REG choose to consolidate these facilities versus building new facilities?
A. As with many businesses in the current economy, capital and debt for new projects is hard to come by. This transaction would allow REG® to more quickly ramp up its owned production in order to better serve its customers. REG® is also committed to finishing construction of two REG-owned facilities (Emporia, KS and New Orleans, LA).
Q. What are REG’s current assets?
A. Current investors in REG hold the assets for the following:
•	12 MGY facility in Ralston, Iowa (REG Ralston)
•	35 MGY facility near Houston, Texas (REG Houston)
•	Two 60 MGY facilities under construction (REG Emporia, REG New Orleans)
•	Ownership stakes in certain biodiesel plants, including Western Dubuque Biodiesel, LLC; East Fork Biodiesel, LLC; SoyMor Biodiesel, LLC; WIE; and CIE, and several terminal locations.
•	REG’s headquarters building in Ames, Iowa
Q. Why are these three plants involved?
A. The decision to consolidate Western Iowa Energy, Central Iowa Energy, and Blackhawk Biofuels under these purchase agreements were made by each company’s board of directors along with Renewable Energy Group. Those boards have made the decision to consolidate with REG because it is the right decision for their plants in these economic conditions and offers the opportunity for their investors to diversify their biodiesel investment risks. These boards took the initiative to move this deal forward, and we are proud to be working with each of them.
Q. Is REG considering other mergers or acquisitions?
A. Renewable Energy Group is always looking for business growth opportunities. At this time, however, REG is focused on completing this transaction.
Q. Will the current employees have jobs?
A. As an Iowa-based Midwest company, REG® is committed to each community and its economic development.
Danville: Currently the 29 employees at the facility are already REG employees, so we do not expect any changes in personnel numbers.
Western Iowa Energy: The 28 employees at this facility were informed that upon completion of the deal, we expect that they will have the opportunity to work as REG employees at the facility. As we approach the closing of the transaction, REG® will further evaluate whether any of the administrative positions at the facilities can be better served out of its headquarters in Ames.

Central Iowa Energy: The 22 employees at this facility have been informed that upon completion of the deal, we expect that they will have the opportunity to work as REG employees at the facility. As we approach the closing of the transaction, REG® will further evaluate whether any of the administrative positions at the facilities can be better served out of its headquarters in Ames.
Q. With this consolidation, what will change in the way the REG network is managed? Operated?
A. Although the REG network’s production capacity will remain the same upon closing of the business combination transaction, REG® and WIE look for this to be an opportunity to procure raw materials with greater economies of scale. With customers demanding efficient production and transportation, we look to meet their needs through further streamlined central management of complex logistics and decision-making processes.
Q. What will the facility be named?
A. Upon successful completion of the business combination transactions, WIE’s, CIE’s and Blackhawk’s plants will be re-branded with the following names:

Current Name:	Name Post-Transaction

Western Iowa Energy, LLC	REG Wall Lake, LLC

Central Iowa Energy, LLC	REG Newton, LLC

Blackhawk Biofuels, LLC	REG Danville, LLC
***
Western Iowa Energy anticipates filing a proxy statement and the other relevant documents regarding the proposed business combination transaction. Before making any decisions, members are urged to read the proxy statement carefully in its entirety and any other relevant documents when these documents become available, as such documents will contain important information about the transaction. A definitive proxy statement will be sent to the members of Western Iowa Energy seeking their approval of the business combination transaction. Members may obtain free copies of proxy statement and related documents when they become available, and other documents filed with, or furnished to, the SEC by Western Iowa Energy, LLC at the SEC’s website at http://www.sec.gov or by contacting Western Iowa Energy.
This communication is not a solicitation of a proxy from any security holder of Western Iowa Energy or its affiliates; however, Western Iowa Energy and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from members in connection with the proposed business combination transaction under the rules of the SEC. Information about the directors and executive officers of Western Iowa Energy and a description of their direct or indirect interests by security holdings will be described in the proxy statement once filed with the SEC and are described in the proxy statement relating to the 2009 Annual Meeting of Shareholders filed with the SEC on April 24, 2009. These documents can be obtained free of charge from the sources indicated above.
DISCLAIMER:
Throughout this report, we make “forward-looking statements” that involve future events, our future performance, and our future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties.
Western Iowa Energy, LLC
1220 S. Center St.
PO Box 399
Wall Lake, IA 51466
www.westerniowaenergy.com
Phone: 712-664-2173
Fax: 712-664-2183
Larry Breeding – General Manager – lbreeding@westerniowaenergy.com
Joe Reed – Operations Manager – jreed@westerniowaenergy.com
Joe Neppl – Accountant – jneppl@westerniowaenergy.com
Jeanne Sorensen – Compliance Coordinator – jsorensen@westerniowaenergy.com
Kris Ziegmann – Accounting Assistant/Receptionist – kziegmann@westerniowaenergy.com

Attachment to Newco Disclosure Schedule 5.2(i)
(As of Closing Date*)

	Number of Preferred	Percent of Preferred	Number of	Percent of Common		Percent of
Holder Name	Shares	Shares	Common Shares	Shares	Total Shares	Total Shares
Bunge North America, Inc.	1,361,723	9.93%	702,780	1.92%	2,064,503	4.11%
ED&F Man Holdings B.V.	1,770,334	12.91%	1,081	0.00%	1,771,415	3.52%
Natural Gas Partners VII, L.P.	2,559,808	18.66%	1,096	0.00%	2,560,904	5.09%
NGP Energy Technology Partners, L.P.	2,559,808	18.66%	0	0.00%	2,559,808	5.09%
Energy Technology Partners, LLC	0	0.00%	1,096	0.00%	1,096	0.00%
West Central Cooperative	563,635	4.11%	9,500,000	25.98%	10,063,635	20.01%
USBG Group**	4,349,049	31.71%	3,289,755	9.00%	7,638,804	15.19%
Sargeco, Inc.	0	0.00%	1,018,253	2.78%	1,018,253	2.02%
Blue Marble Investors, LLC	0	0.00%	696,210	1.90%	696,210	1.38%
West Central Biodiesel Investors, LLC	0	0.00%	1,409,053	3.85%	1,409,053	2.80%
Biofuels Company of America, LLC	0	0.00%	1,980,488	5.42%	1,980,488	3.94%
Scott P. Chesnut	0	0.00%	1,435	0.00%	1,435	0.00%
Delbert Christensen	0	0.00%	1,435	0.00%	1,435	0.00%
Michael Jackson	0	0.00%	1,081	0.00%	1,081	0.00%
Rick Vanderheiden	0	0.00%	1,354	0.00%	1,354	0.00%
Blackhawk Biofuels, LLC	133,377	0.97%	6,753,088	18.47%	6,886,465	13.69%
Central Iowa Energy, LLC	158,041	1.15%	4,248,840	11.62%	4,406,881	8.76%
Western Iowa Energy, LLC	259,012	1.89%	6,963,377	19.04%	7,222,389	14.36%

Total	13,714,787	100.00%	36,570,422	100.00%	50,285,209	100.00%
*Subject to adjustment for issuance of fractional shares pursuant to the Agreement and Common Plan Agreements.
**As defined in the REG Merger Agreement.